UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2008

CHANNELL COMMERCIAL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-28582	95-2453261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26040 Ynez Road, Temecula, California		92591
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (951) 719-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01.                 Entry into a Material Definitive Agreement

On October 24, 2008, Channell Bushman Pty Ltd (“Channell Bushman”), Bushmans Group Pty Limited, Australian Bushman Tanks Pty Limited, Bushmans Engineering Pty Limited and Polyrib Tanks Pty Limited, each a wholly-owned subsidiary of Channell Bushman (the “Channell Bushman Subsidiaries”), all of which are subsidiaries of Channell Commercial Corporation, entered into an amendment (the “Amendment”) with Australian Executor Trustees Limited, as custodian for the Causeway Australasian Private Debt Opportunities Fund (the “Lender”), to the facility agreement (the “Facility Agreement”) dated October 3, 2007 among Channell Bushman, the Channell Bushman Subsidiaries and the Lender as previously amended by letter agreement effective May 2, 2008.

The Amendment, among other things, provides: (i) that Channell Bushman must pay in full (without any prepayment or other fee) all amounts owing under the Facility Agreement no later than April 30, 2009, (ii) for the interest rate to be 14% per annum for the remaining term of the Facility Agreement, (iii) for the waiver of the financial covenant, which was included in the May 2, 2008 letter agreement, related to the ratio of the total loan principal outstanding under the Facility Agreement to the total amount of Channell Bushman receivables, inventory and property and equipment, and (iv) for Channell Bushman to provide a letter of credit on January 31, 2009 for the amount equal to the difference between AUD$400 and the amount used for certain marketing-related activities, to the extent that less than AUD$400 is used on such activities.

The foregoing description of the Amendment is qualified in its entirety by the terms of the Amendment, a copy of which is filed hereto as Exhibit 10.1.

Item 9.01.                 Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 10.1

Amendment to Facility Agreement dated October 24, 2008, by and among Channell Bushman Pty Ltd, certain subsidiaries of Channell Bushman Pty Ltd, and Australian Executor Trustees Limited, as custodian for the Causeway Australasian Private Debt Opportunities Fund

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2008	CHANNELL COMMERCIAL CORPORATION

(Registrant)

/s/ Patrick E, McCready
Patrick E. McCready
Chief Financial Officer
(Duly authorized officer and principal
financial officer of the Registrant)